UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):	May 11, 2007

MERIDIAN BIOSCIENCE, INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2007, the Registrant filed an amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State for the State of Ohio. The Amendment proportionately increased the Registrant’s authorized number of shares of Common Stock, without par value, from 50,000,000 to 71,000,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.   Other Events.

On April 19, 2007, Meridian Bioscience, Inc. (the “Company”) announced that its Board of Directors had approved a 3-for-2 stock split of the Company’s outstanding shares of common stock (the “Common Stock”) effective May 11, 2007, for shareholders of record on May 4, 2007 (the “Stock Split”).

The Company is undertaking to meet the requirements of Rule 416(b) under the Securities Act of 1933, as amended, regarding the Registration Statements of the Company on Forms S-8 (File Nos. 333-122554 (2004 Equity Compensation Plan), 333-122002 (Savings and Investment Plan), 333-75312 (1999 Directors’ Stock Option Plan), 333-74825 (1999 Directors’ Stock Option Plan and 1996 Stock Option Plan), 333-18979 (1996 Stock Option Plan) and 033-65443 (1995 Savings and Investment Plan)) and Form S-3 (File No. 333-109139) (collectively, the “Registration Statements”). Under Rule 416(b), if additional securities are issued as a result of a stock split prior to the completion of the distribution of the securities covered by a registration statement, then the additional securities are covered by the registration statement, provided that the registration statement is amended. As discussed, the Company has effected the Stock Split. Pursuant to Rule 416(b), by virtue of this filing, the Registration Statements are deemed to cover the additional shares of common stock that may be sold as a result of the Stock Split.

In addition, the following tables present, adjusted to reflect the stock split, the Selected Financial Data from the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 and earnings per share information for the interim periods in fiscal 2007:

Selected Financial Data - Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2006

Amounts in thousands, except for per share data

Income Statement Information

	FY 2006	FY 2005	FY 2004	FY 2003	FY 2002
Net sales	$108,413	$92,965	$79,606	$65,864	$59,104
Gross profit	64,671	54,781	45,657	38,288	34,598
Operating income	26,881	20,216	14,658	12,789	9,994
Net earnings	18,325	12,565	9,185	7,018	5,031
Basic earnings per share	$0.47	$0.36	$0.27	$0.21	$0.15
Diluted earnings per share	$0.46	$0.35	$0.27	$0.21	$0.15
Cash dividends declared per share	$0.28	$0.20	$0.17	$0.15	$0.12
Book value per share	$2.42	$2.15	$0.98	$0.83	$0.74

Balance Sheet Information

	30-Sep-06	30-Sep-05	30-Sep-04	30-Sep-03	30-Sep-02
Current assets	$81,169	$70,160	$36,111	$32,561	$30,375
Current liabilities	20,617	19,791	16,650	15,330	15,249
Total assets	120,955	110,569	69,322	66,420	65,095
Long-term debt obligations	1,803	2,684	17,093	21,505	23,626
Shareholders' equity	94,777	83,768	32,932	27,484	24,381

Earnings Per Share and Cash Dividends Per Share Information - Interim Periods FY 2007

	Three Months Ended
	December 31, 2006	December 31, 2005
Basic EPS	$0.14	$0.10
Diluted EPS	$0.14	$0.10
Cash dividends	$0.08	$0.05

	Three Months Ended		Six Months Ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006
Basic EPS	$0.15	$0.12	$0.29	$0.22
Diluted EPS	$0.15	$0.12	$0.28	$0.22
Cash dividends	$0.11	$0.08	$0.18	$0.13

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

3	Certificate of Amendment by the Board of Directors to the Amended Articles of Incorporation of Meridian Bioscience, Inc. dated as of May 4, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: May 11, 2007	By:	/s/ Melissa Lueke
Melissa Lueke
Vice President and Chief Financial Officer (Principal Accounting Officer)